PRINCIPAL FUNDS, INC.

Plan pursuant to Rule 18f-3(d) under the

Investment Company Act of 1940

Effective June 14, 2012

Principal Funds, Inc., (the “Fund”) an open-end investment company operated as a "series" fund and managed by Principal Management Corporation (the "Manager") may from time to time issue one or more of the following classes of shares: Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class A, Class B, Class C, Institutional Class, Class P and Class J shares. The classes offered by each series are set forth in the Fund’s registration statement as from time to time in effect. The differences in expenses among these classes of shares, and the exchange features of each class of shares, are set forth below in this Plan. Except as noted below, incurred expenses are allocated among the classes of shares of the Fund based upon the net assets of the Fund attributable to shares of each class. This plan is subject to change, to the extent permitted by law and by the Articles of Incorporation and By-laws of the Fund, by action of the Directors of the Fund. As used in this Plan, “Date of Reorganization” shall mean the date on which the assets of the WM Group of Funds were merged into the Fund.

CLASS R-1 SHARES

DISTRIBUTION FEES

The Class R-1 shares pay distribution fees pursuant to a plan (the "Class R-1 Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Class R-1 Plan, Class R-1 shares shall pay 0.35% of the relevant series of the Fund's average net assets attributable to the Class R-1. Amounts payable under the Class R-1 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class R-1 shares pay administrative service fees equal to 0.28% of the relevant series of the Fund’s average net assets attributable to the Class R-1.

SERVICE FEES

The Class R-1 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-1.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Class R-1 shareholders of any series of the Fund may exchange such shares for Class R-1 shares of any other series of the Fund without charge, provided that Class R-1 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

The Class R-1 shares are offered at net asset value ("NAV"), without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")

Purchases of Class R-1 shares are not subject to a CDSC.

CLASS R-2 SHARES

DISTRIBUTION FEES

The Class R-2 shares pay distribution fees pursuant to a plan (the "Class R-2 Plan") adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class R-2 plan, Class R-2 shares shall pay 0.30% of the relevant series of the Fund's average net assets attributable to Class R-2 shares. Amounts payable under the Class R-2 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class R-2 shares pay administrative service fees equal to 0.20% of the relevant series of the Fund’s average net assets attributable to the Class R-2.

1

SERVICE FEES

The Class R-2 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-2.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Class R-2 shareholders of any series of the Fund may exchange such shares for Class R-2 shares of any other series of the Fund without charge, provided that Class R-2 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Class R-2 shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Purchases of Class R-2 shares are not subject to a CDSC.

CLASS R-3 SHARES

DISTRIBUTION FEES

The Class R-3 shares pay distribution fees pursuant to a plan (the "Class R-3 Plan") adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class R-3 Plan, Class R-3 shares shall pay 0.25% of the relevant series of the Fund's average net assets attributable to the Class R-3. Amounts payable under the Class R-3 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class R-3 shares pay administrative service fees equal to 0.07% of the relevant series of the Fund’s average net assets attributable to the Class R-3.

SERVICE FEES

The Class R-3 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-3.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Class R-3 shareholders of any series of the Fund may exchange such shares for Class R-3 shares of any other series of the Fund without charge, provided that Class R-3 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

The Class R-3 shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Purchases of Class R-3 shares are not subject to a CDSC.

CLASS R-4 SHARES

DISTRIBUTION FEES

The Class R-4 shares pay distribution fees pursuant to a plan (the “Class R-4 Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class R-4 Plan, Class R-4 shares shall pay 0.10% of the relevant series of the Fund’s average net assets attributable to the Class R-4. Amounts payable under the Class R-4 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class R-4 shares pay administrative service fees equal to 0.03% of the relevant series of the Fund’s average net assets attributable to the Class R-4.

SERVICE FEES

The Class R-4 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-4.

2

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Class R-4 shareholders of any series of the Fund may exchange such shares for Class R-4 shares of any other series of the Fund without charge, provided that Class R-4 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Class R-4 shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Purchases of Class R-4 shares are not subject to a CDSC.

CLASS R-5 SHARES

DISTRIBUTION FEES

The Class R-5 shares do not pay a distribution fee.

ADMINISTRATIVE SERVICE FEES

The Class R-5 shares pay administrative service fees equal to 0.01% of the relevant series of the Fund’s average net assets attributable to the Class R-5.

SERVICE FEES

The Class R-5 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-5.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Class R-5 shareholders of any series of the Fund may exchange such shares for Class R-5 shares of any other series of the Fund without charge, provided that Class R-5 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE

Class R-5 shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Purchases of Class R-5 shares are not subject to a CDSC.

CLASS A SHARES

DISTRIBUTION FEES

The Class A shares pay distribution fees pursuant to a plan (the "Class A Plan") adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, Class A shares shall pay 0.25% for all series except the Short Term Income and LargeCap S&P 500 Index Funds, which pay 0.15% and Money Market, which pays 0.00%, of the relevant series of the Fund's average net assets attributable to Class A shares. Amounts payable under the Class A Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class A shares do not pay administrative service fees.

SERVICE FEES

The Class A shares do not pay service fees.

TRANSFER AGENCY FEES

The Class A shares pay for transfer agency services provided for Class A shares. Currently the fee paid is equal to the cost of providing those services. Class A shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class A shares.

3

EXCHANGE FEATURES

Class A shares of any series of the Fund may be exchanged at net asset value at any time for Class A shares of any other series of the Fund that are being offered to new shareholders at the time of the exchange.

The CDSC that might apply to certain Class A shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC to which the exchanged shares were subject, as described below under “Initial Sales Charge.”

Class A shares of the Money Market Fund acquired by direct purchase may not be exchanged for other Class A shares without payment of a sales charge. However, Class A shares of this Fund acquired by exchange of any other Fund shares, or by conversion of Class B shares, and additional shares which have been purchased by reinvesting dividends earned on such shares, may be exchanged for other Class A shares without a sales charge. In addition, Class A shares of the Money Market Fund acquired by direct purchase or reinvestment of dividends on such shares may be exchanged for Class B shares of any Growth-Oriented or Income-Oriented Fund.

INITIAL SALES CHARGE

Bond & Mortgage Securities, California Municipal, Diversified Real Asset Fund, SAM Flexible Income Portfolio,

Global Diversified Income, Global Multi-Strategy, High Yield, Inflation Protection, Opportunistic Municipal,

Preferred Securities, Principal LifeTime Strategic Income, and Tax-Exempt Bond

	Sales Charge		Dealer Allowance as % of Offering Price
	Sales Charge as % of:
Amount of Purchase	Offering Price	Amount Invested

Less than $100,000	3.75%	3.90%	3.00%
$100,000 but less than $250,000	2.75%	2.83%	2.25%
$250,000 but less than $500,000	1.50%	1.52%	1.00%
$500,000 or more	0.00%	0.00%	0.00%

Short-Term Income, Government & High Quality Bond and Income Funds
	Sales Charge		Dealer Allowance as % of Offering Price
	Sales Charge as % of:
Amount of Purchase	Offering Price	Amount Invested

Less than $100,000	2.25	2.30%	2.00%
$100,000 but less than $250,000	1.75%	1.78%	1.50%
$250,000 but less than $500,000	1.25%	1.27%	1.00%
$500,000 or more	0.00%	0.00%	0.00%

LargeCap S&P 500 Index Fund
	Sales Charge		Dealer Allowance as % of Offering Price
	Sales Charge as % of:
Amount of Purchase	Offering Price	Amount Invested

Less than $50,000	1.50%	1.52%	1.25%
$50,000 but less than $100,000	1.25%	1.27%	1.00%
$100,000 but less than $250,000	1.00%	1.01%	0.75%
$250,000 but less than $500,000	0.75%	0.76%	0.50%
$500,000 but less than $1,000,000	0.50%	0.50%	0.25%
$1,000,000 or more	0.00%	0.00%	0.25%

All other Funds (except Money Market Fund)
	Sales Charge		Dealer Allowance as % of Offering Price
	Sales Charge as % of:
Amount of Purchase	Offering Price	Amount Invested

Less than $50,000	5.50%	5.82%	4.75%
$50,000 but less than $100,000	4.75%	4.99%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.75%
$1,000,000 or more	0.00%	0.00%	0.00%

4

Certain purchases of Class A shares qualify for a reduced initial sales charge as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the initial sales charge in whole or in part from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan as described in the Fund’s registration statement.

CONTINGENT DEFERRED SALES CHARGE

All Funds except LargeCap S&P 500 Index Fun....................................	1.00%
LargeCap S&P 500 Index Fund................................................................	0.25%

A contingent deferred sales charge applies on certain redemptions made within 12 months following purchases of $1 million ($500,000 for the Bond & Mortgage Securities, California Municipal, Government & High Quality Bond, High Yield, Global Diversified Income, Income, Inflation Protection, Preferred Securities, Principal LifeTime Strategic Income, Short-Term Income, and Tax-Exempt Bond Funds and the SAM Flexible Income Portfolio) or more made without a sales charge. There is no CDSC on Class A shares of the Money Market Fund that are directly purchased by the shareholder. Class A shares of the Money Market Fund that are obtained through an exchange of another Fund’s shares are generally subject to a CDSC of 1.00% on certain redemptions made within 12 months following purchases of $1 million ($500,000 for the Bond & Mortgage Securities, California Municipal, Government & High Quality Bond, High Yield, Global Diversified Income, Income, Inflation Protection, Preferred Securities, Principal LifeTime Strategic Income, Short-Term Income, and Tax-Exempt Bond Funds and the SAM Flexible Income Portfolio) or more made without a sales charge. Certain purchases of Class A shares qualify for a reduced CDSC as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan.

CLASS B SHARES

DISTRIBUTION FEES

The Class B shares pay distribution fees pursuant to a plan (the " Class B Plan") adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B Plan, Class B shares shall pay 1.00% of the relevant series of the Fund's average net assets attributable to Class B shares. Amounts payable under the Class B Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class B shares do not pay administrative service fees.

SERVICE FEES

The Class B shares pay service fees pursuant to a plan adopted pursuant to Rule 12b-1 equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class B shares.

TRANSFER AGENCY FEES

The Class B shares pay for transfer agency services provided for Class B shares. Currently the fee paid is equal to the cost of providing those services. Class B shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class B shares.

EXCHANGE FEATURES

Class B shares of any series of the Fund may be exchanged at net asset value at any time for Class B shares of any series of the Fund that are being offered to new shareholders at the time of the exchange.

The CDSC that might apply to Class B shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC table to which the exchanged shares were subject.

CONVERSION FEATURE

Class B shares purchased prior to the Date of Reorganization will convert automatically to Class A shares on the eighth anniversary of purchase, but without the payment of any sales charge normally associated with purchase of Class A shares.

5

Class B shares purchased on or after the Date of Reorganization will convert automatically to Class A shares on the ninth anniversary of purchase, but without the payment of any sales charge normally associated with a purchase of Class A shares.

INITIAL SALES CHARGE

Class B shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class B shares are sold without an initial sales charge, although a CDSC will be imposed on shares redeemed prior to the end of the CDSC period. The CDSC period for shares purchased prior to the Date of Reorganization ends on the sixth anniversary of the date such shares were purchased. The CDSC period for shares purchased on or after the Date of Reorganization ends on the fifth anniversary of the date such shares were purchased.

The following types of shares may be redeemed without charge at any time: (i) shares acquired by reinvestment of distributions and (ii) shares otherwise exempt from the CDSC, as described below. Subject to the foregoing exclusions, the amount of the charge is determined as a percentage of the lesser of the current market value or the cost of the shares being redeemed. Therefore, when a share is redeemed, any increase in its value above the initial purchase price is not subject to a CDSC. The amount of the CDSC will depend on the number of years shares have been owned and the dollar amount being redeemed, according to the following table:

CDSC ON OR BEFORE DATE OF REORGANIZATION

FOR ALL FUNDS

Years Since Purchase Payments Made	CDSC as a % of Dollar Amount	Accounts Included in Certain Sponsored Plans Established After 02/01/1998 and Before 03/01/2002
2 years or less More than 2 years, up to 4 years More than 4 years, up to 5 years More than 5 years, up to 6 years More than 6 years	4.00% 3.00 2.00 1.00 None	3.00% 2.00 1.00 None None

CDSC FOR ALL FUNDS FOR SHARES PURCHASED AFTER DATE OF REORGANIZATION

Years Since Purchase Payments Made	CDSC as a % of Dollar Amount
2 years or less More than 2 years, up to 3 years More than 3 years, up to 4 years More than 4 years, up to 5 years More than 5 years	5.00% 4.00% 3.00% 2.00% None

Certain purchases of Class B shares qualify for a reduced CDSC as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan as described in the Fund’s registration statement.

CLASS C SHARES

DISTRIBUTION FEES

Class C shares pay distribution fees pursuant to a plan (the “Class C Plan”) adopted pursuant to Rule 12b-1 under the the 1940 Act. Pursuant to the Class C Plan, Class C shares shall pay 1.00% of the relevant series of the Fund’s average net assets attributable to the Class C shares. Amounts payable under the Class C Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class C shares do not pay administrative service fees.

6

SERVICE FEES

The Class C shares pay service fees pursuant to a plan adopted pursuant to Rule 12b-1 equal to 0.25% of the relevant series of the Fund’s average net asset attributable to the Class C shares.

TRANSFER AGENCY FEES

The Class C shares pay for transfer agency services provided for Class C shares. Currently the fee paid is equal to the cost of providing those services. Class C shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class C shares.

EXCHANGE FEATURES

Class C shares of any series of the Fund may be exchanged at net asset value at any time for Class C shares of any series of the Fund that are being offered to new shareholders at the time of the exchange.

The CDSC that might apply to Class C shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC table to which the exchanged shares were subject.

INITIAL SALES CHARGE

Class C shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class C shares are sold without an initial sales charge, although a CDSC will be imposed on shares redeemed within 12 months of purchase. The following types of shares may be redeemed without charge at any time: (i) shares acquired by reinvestment of distributions and (ii) shares otherwise exempt from the CDSC, as described below. Subject to the foregoing exclusions, the CDSC is equal to the lesser of 1.00% of the market value of the shares redeemed or the cost of the shares redeemed.

Certain purchases of Class C shares qualify for a reduced CDSC as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan as described in the Fund’s registration statement.

INSTITUTIONAL CLASS SHARES

DISTRIBUTION FEES

The Institutional Class shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES

The Institutional Class shares do not pay administrative service fees.

SERVICE FEES

The Institutional Class shares do not pay service fees.

TRANSFER AGENCY FEES

The Institutional Class shares pay for transfer agency services provided for Institutional Class shares. Currently the fee paid is equal to the cost of providing those services. Institutional Class shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Institutional Class shares.

EXCHANGE FEATURES

Institutional Class shareholders may exchange shares of any series of the Fund for Institutional Class shares of any other series of the Fund without charge.

INITIAL SALES CHARGE

Institutional Class shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Purchases of Institutional Class shares are not subject to a CDSC.

7

CLASS J SHARES

DISTRIBUTION FEES

The Class J shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Class J Plan"). Pursuant to the Class J Plan, Class J shares shall pay 0.45% of the relevant series (0.25% for the Money Market Fund) of the Fund's average net assets attributable to Class J shares. Amounts payable under the Class J Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class J shares do not pay administrative service fees.

SERVICE FEES

The Class J shares do not pay service fees.

TRANSFER AGENCY FEES

The Class J shares pay for transfer agency services provided for Class J shares. Currently the fee paid is equal to the costs incurred by Principal Shareholder Services, Inc. (the “Administrator”) for providing such services divided by .8 (Fee for Services) provided however, that if profit to the Administrator exceeds 25% of Fee for Services, the Administrator will waive receipt of the excess. Class J shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class J shares.

EXCHANGE FEATURES

Class J shares of any series of the Fund may be exchanged for Class J shares of any other series of the Fund without charge, provided that Class J shares of such other series of the Fund are available to residents of the relevant state.

INITIAL SALES CHARGE

Class J shares of all series are offered at NAV, without an initial sales charge

CONTINGENT DEFERRED SALES CHARGE

Redemptions of Class J shares with 18 months of purchase may be subject to a CDSC. Shares exchanged into another series will continue to be subject to the CDSC until the initial 18-month period expires.

The CDSC, if any, is determined by multiplying the lesser of the market value at the time of redemption or the initial purchase price of the shares sold by 1.00%.

There is no CSDC on shares purchased with reinvested dividends or other distributions. The CDSC may be waived on redemptions of Class J shares as described in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan.

CLASS P SHARES

DISTRIBUTION FEES

The Class P shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES

The Class P shares do not pay administrative service fees.

SERVICE FEES

The Class P shares do not pay service fees.

TRANSFER AGENCY FEES

The Class P shares pay for transfer agency services provided for Class P shares. Currently the fee paid is equal to the cost of providing those services. Class P shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class P shares.

EXCHANGE FEATURES

Class P shares may be exchanged as set forth in the Fund’s prospectus and statement of additional, as the same may be amended or supplemented from time to time.

8

INITIAL SALES CHARGE

Class P shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class P shares are not subject to a CDSC.

9